EXHIBIT 16.1

May 12, 2023

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street NE

Washington, DC 20549

Re: APPSOFT TECHNOLOGIES, INC.

Ladies and Gentlemen:

We have read the statements under item 4.01 in the Form 8-K dated April 17, 2023, of AppSoft Technologies, Inc (the “Company”) to be filed with the Securities and Exchange Commission and we agree with such statements therein as related to our firm in the Form 8-K.

Respectfully submitted,

/s/Michael Gillespie & Associates, PLLC

Vancouver, Washington

May 12, 2023